Exhibit 99.1

TriZetto Completes Acquisition of CareKey, Inc.

NEWPORT BEACH, Calif. – December 22, 2005 – The TriZetto Group, Inc. (Nasdaq: TZIX) today announced that it has completed the acquisition of privately held CareKey, Inc., a leading provider of advanced care management software. The combination expands TriZetto’s market opportunities and increases its customers’ ability to improve the cost and quality of care for their members.

The signing of a definitive agreement for the acquisition was previously announced on November 21, 2005. The company received its Hart-Scott-Rodino clearance on December 19 and completed the transaction today.

Under the agreement, TriZetto will pay $60 million in cash to CareKey’s stockholders and option holders. Additional consideration will be payable upon the achievement of specified milestones. TriZetto anticipates the acquisition will be mildly accretive to 2006 earnings per share.

About TriZetto

Touching nearly 40% of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation. The company provides premier information technology solutions that enhance its customers’ revenue growth, increase their administrative efficiency and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s and CareKey’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s and CareKey’s operational capabilities, future financial structure, uses of cash, acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and CareKey; the contributions of CareKey to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s and CareKey’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s and CareKey’s customers, the ability of TriZetto and CareKey to meet their contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of December 22, 2005. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CONTACTS:

Investors:

Brad Samson

949-719-2220

brad.samson@trizetto.com

Media:

Audrey McDill

303-495-7197

audrey.mcdill@trizetto.com